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                                                                       EXHIBIT I
                                                                       ---------


                               Power of Attorney
                               -----------------

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, hereby makes, constitutes and appoints Kriss Cloninger as such undersigned's agent and attorney in fact in such undersigned's name for it and in its name, place and stead to execute, acknowledge, deliver and file any and all filings required by Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, respecting securities of NovaCare Employee Services, Inc., a Delaware corporation, that the undersigned beneficially owns, including but not limited to, Schedule 13D, Schedules 13G, Forms 3, Forms 4 and Forms 5.


This power of attorney shall be valid with respect to any of the undersigned from the date hereof until revoked by such undersigned.


                              AFLAC INCORPORATED


Date:  September 30, 1999     By:   /s/ Kriss Cloninger III
                                 ----------------------------------------
                                 Name:  Kriss Cloninger III
                                 Title: Executive Vice President,
                                        Treasurer and Chief Financial
                                        Officer